EXHIBIT 23.3

MORGENSTERN & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, N.Y.10005
TEL:  (212) 925-9490
FAX: (212) 226-9134
E-MAIL:  MSBCPAS@gmail.com

Board of Directors
Universal Travel Group
5th Floor, South Block, Building 11,
Shenzhen Software Park,
Zhongke 2nd Road, Nanshan District,
Shenzhen, People’s Republic of China 518000

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Universal Travel Group, on Form S-8 of our report dated March 3, 2009, appearing in the Annual Report on Form 10-K of Universal Travel Group for the year ended December 31, 2008.

Respectfully submitted,

/s/ MORGENSTERN & BAER, CPA’s, P.C.

MORGENSTERN & BAER, CPA’s, P.C.
New York, NY
December 1, 2010